Exhibit 99.1

FOR IMMEDIATE RELEASE	NR11-10

DYNEGY ELECTS FOUR NEW DIRECTORS TO BOARD

E. Hunter Harrison to Lead Governance and Nominating Committee; Vincent J. Intrieri to Lead Finance and Restructuring Committee

HOUSTON – March 9, 2011 – Dynegy Inc. (NYSE: DYN) today announced that its Board of Directors has elected Thomas W. Elward, E. Hunter Harrison, Vincent J. Intrieri and Samuel Merksamer to the Dynegy Board, effective March 9, 2011.  Mr. Harrison was nominated by Seneca Capital.  Mr. Intrieri and Mr. Merksamer were nominated by Icahn Associates, and Mr. Elward was independently identified.

The four new directors have been named as the sole members of the Board’s Governance and Nominating Committee, which has been tasked with the responsibility of searching for a permanent Chief Executive Officer and additional qualified director nominees to stand for election at the Company’s Annual Meeting of Stockholders.  In addition, the four new directors will serve on the Board’s Special Committee for Finance and Restructuring.  Mr. Harrison will lead the Governance and Nominating Committee.  Mr. Intrieri will lead the Special Committee for Finance and Restructuring.

“Today’s director elections demonstrate the Board’s commitment to an expeditious and orderly transfer of leadership at Dynegy,” said Patricia A. Hammick, Chairman of Dynegy Inc.  “The Board has recognized the desire of our stockholders to pursue a different path for the Company.  The new directors will take the lead in charting a course forward for Dynegy, both in selecting new Board members and new executive leadership.”

In addition, Dynegy today announced that the 2011 Annual Meeting of Stockholders will be held on June 15, 2011, in Houston.  The Governance and Nominating Committee will consider suggestions from stockholders for director candidates up to April 1, 2011, which will be shortly before the time when Dynegy will announce its proposed slate of nominees for the 2011 Annual Meeting.  As previously announced, Dynegy directors Patricia A. Hammick, David W. Biegler, Victor E. Grijalva, Howard B. Sheppard and William L. Trubeck do not intend to stand for reelection at the Annual Meeting of Stockholders.

Thomas W. Elward, age 63, served as President and Chief Operating Officer of CMS Enterprises from March 2003 to July 2008.  Mr. Elward previously served in various roles with CMS Generation, a subsidiary of CMS Enterprises, including President and Chief Operating Officer from March 2003 to July 2008; President and Chief Executive Officer from January 2002 to February 2003; Senior Vice President – Operations and Asset Management from July 1998 to December 2001; and Vice President – Operations from March 1990 to June 1998.  Prior to CMS Enterprises, he held roles of increasing responsibility at Consumers Power, advancing to the position of Plant Manager.

E. Hunter Harrison, age 65, is currently a private investor.  Mr. Harrison served as the President and Chief Executive Officer of Canadian National Railway Company (NYSE:CNI) (“Canadian National Railway”) from January 2003 until December 2009 and as its Chief Operating Officer from 1998 until 2003.  Prior to joining Canadian National Railway, Mr. Harrison was the President and Chief Executive Officer of Illinois Central Railroad from 1993 until February 1998 and its Chief Operating Officer from 1989 to 1993.  Mr. Harrison served on the Board of Directors of Canadian National Railway from December 1999 until December 2009.  Mr. Harrison also served on the boards of The American Association of Railroads, The Belt Railway of Chicago, Terminal Railway, Wabash National Corporation (NYSE:WNC), Illinois Central Railroad and TTX Company.

Vincent J. Intrieri, age 54, has been a Senior Managing Director of Icahn Capital LP since November 2004.  Since January 2005, Mr. Intrieri has been Senior Managing Director of Icahn Associates Corp. and High River Limited Partnership.  Mr. Intrieri has been a director since July 2006 of Icahn Enterprises G.P. Inc.  From April 2005 through September 2008, Mr. Intrieri was the President and Chief Executive Officer of Philip Services Corporation.  Since December 2007, Mr. Intrieri has been the Chairman of the Board and a director of PSC Metal, Inc.  Since August 2005, Mr. Intrieri has served as a director of American Railcar Industries, Inc. (“ARI”).  From March 2005 to December 2005, Mr. Intrieri was a Senior Vice President, Treasurer and Secretary of ARI. Since April 2003, Mr. Intrieri has been Chairman of the Board and a director of Viskase Companies, Inc.  From November 2006 to November 2008, Mr. Intrieri served on the Board of Lear Corporation.  From August 2008 to September 2009, Mr. Intrieri was a director of WCI Communities, Inc.  Mr. Intrieri also serves on the boards of the following companies: National Energy Group, Inc., XO Holdings, Inc., WestPoint International Inc. and Federal-Mogul Corporation.  With respect to each company mentioned above, Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities.  Mr. Intrieri was a certified public accountant.

Samuel Merksamer, age 30, has served as an investment analyst at Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., since May 2008.  Mr. Merksamer is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital.  Mr. Merksamer serves as a director of Viskase Companies, Inc., PSC Metals Inc. and Federal-Mogul Corporation.  Viskase Companies, PSC Metals and Federal-Mogul are each, directly or indirectly, controlled by Carl C. Icahn.  From 2003 until 2008, Mr. Merksamer was an analyst at Airlie Opportunity Capital Management, a hedge fund management company, where he focused on high yield and distressed investments.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 11,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. For more information, please visit www.dynegy.com.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward looking statements." Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy's filings with the Securities and Exchange Commission (the "SEC"). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled "Risk Factors" in its most recent Form 10-K and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy's SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) the timing and anticipated benefits to be achieved through Dynegy's 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of Dynegy's strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy's stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) expectations regarding Dynegy's revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiii) Dynegy's focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xiv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xv) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvi) uncertainties associated with the consent solicitation (the "Seneca Capital Solicitation") engaged in by Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch ("Seneca Capital"). Any or all of Dynegy's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy's control.

Media:

David Byford, 713-767-5800

Joele Frank / James Golden / Matthew Cuneo
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Analysts:
Laura Hrehor, 713-507-6466